EXHIBIT 21 - SUBSIDIARY OF REGISTRANT
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SUBSIDIARY OF REGISTRANT THE FIRST NATIONAL BANK OF LONG ISLAND 10 GLEN HEAD ROAD GLEN HEAD, NY 11545
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